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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 7, 2005

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                            TEDA TRAVEL INCORPORATED
               (Exact name of registrant as specified in Charter)


            Florida                     000-29077            65-0963971

  (State or other jurisdiction of     (Commission          (IRS Employee
   incorporation or organization)       File No.)        Identification No.)


                      30 Burton Hills Boulevard, Suite 310
                               Nashville, TN 37215
                    (Address of Principal Executive Offices)

                                 (615) 361-5551
                            (Issuer Telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item  1.01 Entry into a Material Definitive Agreement.

      On November 3, 2005 the board of directors of Teda Travel Inc. (the "Company") agreed to hire Liam E. Collins as President and Chief Executive Officer of the Company. Pursuant to the agreement, Mr. Collins agreed to serve as our President and Chief Executive Officer effective November 7, 2005, and to be appointed to our board of directors. Mr. Collins will receive a pro rated annual base salary of $180,000 in 2005, which will be increased to a base of $210,000 in 2006 and $240,000 in 2007, respectively. Mr. Collins will also be eligible to receive a bonus of up to 100% of his base salary, contingent upon meeting certain performance objectives determined at the discretion of our board of directors, and will be eligible to participate in our 2005 Stock Incentive Plan. In addition, the agreement provides that Mr. Collins will receive stock-based incentive awards or options for the purchase of up to 1,500,000 shares of our common stock with a per-share exercise price equal to the fair market value per share of common stock on the date of the grant (vesting in three annual installments). The vesting of awards or options granted to Mr. Collins shall be contingent upon continued employment on the applicable vesting dates. Mr. Collins will also be eligible to receive benefits customarily offered by the Company to its employees, including health insurance, dental insurance and various additional fringe benefits, and reimbursement for ordinary and necessary business expenses.

      The employment of Mr. Collins by the Company is subject to a definitive employment agreement to be entered into between Mr. Collins and the Company, which we anticipate will be reviewed and approved by the Board and entered into by the parties in December of 2005.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On November 3, 2005, the board of directors of Teda Travel Incorporated (the "Company") appointed Liam E. Collins to the Company's board of directors effective November 7, 2005. In order to appoint Mr. Collins, the board authorized an amendment to the Company's Bylaws to increase the authorized number of directors on the board.

      Also, on November 3, 2005, as described in Item 1.01 of this Current Report on Form 8-K, Mr. Collins was appointed President and Chief Executive Officer of the Company effective November 7, 2005. Presently we do not anticipate that Mr. Collins will be appointed to serve on any committee of the board of directors.

      Under the terms of Mr. Collins' executive employment agreement, we agreed to appoint Mr. Collins as a member of the board of directors. Except for his executive employment agreement, there are no other arrangements or understandings between Mr. Collins and any other persons pursuant to which Mr. Collins was selected as a director.

      Except for his executive employment agreement, and options and/or awards for 1,500,000 shares of Company common stock to be issued to Mr. Collins in connection with his employment as President and Chief Executive Officer of the Company, there have been no transactions since the beginning of the Company's last fiscal year, or any proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Collins, or any member of his immediate family, has or will have a direct or indirect material interest.


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Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year.

      On November 3, 2005, the board of directors of the Company approved an amendment to the Company's bylaws to increase the number of authorized directors from nine to eleven, effective on November 7, 2005.


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                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                    TEDA TRAVEL INCORPORATED

                               By:       /s/ Michael Kane
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                                           Michael Kane
                                     Chief Financial Officer

Dated: November 11, 2005